UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
Venus Concept Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VENUS CONCEPT INC.
235 Yorkland Blvd. Suite 900
Toronto, Ontario M2J 4Y8
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 14, 2025
To the Stockholders of Venus Concept Inc.:
NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of Venus Concept Inc., a Delaware corporation (the “Company”), will be held on February 14, 2025, at 8:30 a.m. Eastern Standard Time. This Special Meeting will be held entirely online to allow greater participation and improved communication. You will be able to attend and participate in the Special Meeting online by visiting http://www.virtualshareholdermeeting.com/VERO2025SM where you will be able to listen to the meeting live, submit questions and vote. The Special Meeting will be held for the following purpose:
1.
To approve a proposal to give our board of directors the authority, at its discretion, to file an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s outstanding common stock, at a ratio not less than 5:1 and not greater than 16:1 (the “Reverse Stock Split”), without reducing the authorized number of shares of our common stock, with the final ratio to be selected by our board of directors in its discretion following stockholder approval, and to be effected, if at all, in the sole discretion of our board of directors at any time within one year of the date of the Special Meeting without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”).

The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice of Special Meeting of Stockholders. Only stockholders who owned common stock or voting convertible preferred stock of the Company at the close of business on December 31, 2024 (the “Record Date”) can vote at this meeting or any adjournments that take place.
The board of directors recommends that you vote:
FOR the approval of the proposal to give our board of directors the authority, at its discretion, to file an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock, as described in Proposal 1 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS, IT IS LIKELY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

Rajiv De Silva Chief Executive Officer

Toronto, Ontario
January 10, 2025

i

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS FEBRUARY 14, 2025
INFORMATION ABOUT THE PROXY PROCESS AND VOTING
We have sent you this Proxy Statement and the enclosed Proxy Card because the board of directors of Venus Concept Inc. (referred to herein as the “Company,” “Venus Concept,” “we,” “us” or “our”) is soliciting your proxy to vote at our Special Meeting of Stockholders (the “Special Meeting”) to be held on Friday, February 14, 2025, at 8:30 a.m. Eastern Standard Time. The Special Meeting can be accessed by visiting http://www.virtualshareholdermeeting.com/VERO2025SM, where you will be able to listen to the meeting live, submit questions and vote online.
•	This Proxy Statement summarizes information about the proposal to be considered at the Special Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
This Proxy Statement and the enclosed form of Proxy Card shall be mailed on or about January 10, 2025, to holders of record of the Company’s common stock and voting convertible preferred stock, as of December 31, 2024 (the “Record Date”), using the full set delivery option pursuant to Rule 14a-16(n) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Only holders of record of common stock and voting convertible preferred stock at the close of business as of the Record Date are entitled to vote at the Special Meeting.
The only outstanding voting securities of Venus Concept Inc. are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 7,255,277 shares outstanding as of the Record Date (excluding any treasury shares) and shares of convertible voting preferred stock, $0.001 par value per share (the “preferred stock” and together with the common stock, “shares”), of which there were 3,700,746 shares outstanding as of the Record Date. The holders of a majority in voting power of the shares of common stock and preferred stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Special Meeting.
Why am I receiving these materials?
We have mailed this Proxy Statement and the form of Proxy Card to you because the board of directors is soliciting your proxy to vote at the Special Meeting, including any adjournments or postponements thereof. You are invited to attend the Special Meeting online; however, you are not required to attend the Special Meeting in order to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.
This Proxy Statement and the form of Proxy Card were first mailed to our holders of record of common stock and preferred stock entitled to vote at the Special Meeting on or about January 10, 2025.
Who can vote at the Special Meeting?
Only holders of record of common stock and preferred stock at the close of business on the Record Date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were 7,255,277 shares of common stock issued and outstanding and entitled to vote and 3,700,746 shares of preferred stock issued and outstanding and entitled to vote.
Common Stockholder of Record: Shares of Common Stock Registered in Your Name
If, on the Record Date, your shares of common stock were registered directly in your name with the transfer agent for our common stock, Computershare Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting online, we urge you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote on one proposal:
•
Proposal 1 — the approval of a proposal to give our board of directors the authority, at its discretion, to file an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s outstanding common stock, at a ratio not less than 5:1 and not greater than 16:1, without reducing the authorized number of shares of our common stock, with the final ratio to be selected by our board of directors in its discretion following stockholder approval, and to be effected, if at all, in the sole discretion of our board of directors at any time within one year of the date of the Special Meeting without further approval or authorization of our stockholders;

In addition, you are entitled to vote on any other matters that are properly brought before the Special Meeting.
How do I attend the Virtual Special Meeting?
This Special Meeting will be held entirely online to allow greater participation and improved communication and provide cost savings for our stockholders and the Company. Stockholders of record as of December 31, 2024 will be able to attend and participate in the Special Meeting online by accessing http://www.virtualshareholdermeeting.com/VERO2025SM. To join the Special Meeting, you will need to have your 16-digit control number which is included on your Proxy Card.
How do I vote?
•	For Proposal 1, you may either vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Special Meeting or any adjournments or postponements thereof. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a holder of record of common stock or preferred stock, you may vote at the Special Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Special Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.
•	To vote at the Special Meeting, attend the Special Meeting online and follow the instructions posted at http://www.virtualshareholdermeeting.com/VERO2025SM.
•
To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card before the Special Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the Proxy Card.
•	To vote by telephone, you may vote by proxy by calling the toll-free number found on the Proxy Card.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Special Meeting. The Inspector of Election will separately count “For”, “Against” votes, as well as abstentions and broker non-votes. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”
Holders of common stock and preferred stock will vote together as a single class.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on the proposal.
Which ballot measures are considered “routine” or “non-routine?”
The approval of the Reverse Stock Split (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.
How many votes are needed to approve the proposal?
With respect to Proposal 1, the affirmative vote of the majority of the number of shares entitled to vote (meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal). Abstentions and broker non-votes will have the same effect as a vote “Against”.
How many votes do I have?
Holders of common stock have one vote for each share of common stock owned as of the Record Date, holders of Series X Convertible Preferred Stock have ten votes for each share of Series X Convertible Preferred Stock owned as of the Record Date (subject to applicable voting caps), holders of the Senior Convertible Preferred Stock have 1.2478 votes for each share of Senior Convertible Preferred Stock owned as of the Record Date, and holders of Voting

Convertible Preferred Stock (as described below) have two thirds of one vote (2/3) for each share of Voting Convertible Preferred Stock owned as of the Record Date. At the Special Meeting, 3,700,746 shares of preferred stock are entitled to vote, representing an aggregate of 4,419,022 votes.
What if I return a Proxy Card but do not make specific choices?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the approval of the Reverse Stock Split. If any other matter is properly presented at the Special Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials which are available on the internet or mailed to you, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy with a later date.
•	You may send a written notice that you are revoking your proxy to our General Counsel and Corporate Secretary at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8.
•	You may attend the Special Meeting online and vote by following the instructions at www.proxyvote.com. Simply attending the Special Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock and preferred stock issued and outstanding, voting together as a single class, and entitled to vote are present in person, or by remote communication, or represented by proxy at the Special Meeting. On the Record Date, there were 7,255,277 shares of common stock and 3,700,746 shares of preferred stock outstanding and entitled to vote. At the Special Meeting,     shares of preferred stock are entitled to vote, representing an aggregate of 4,419,022 votes. Accordingly, 5,837,150 votes must be represented by stockholders present at the Special Meeting or by proxy to have a quorum (see “How many votes do I have?” above).
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Special Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chairperson of the Special Meeting or a majority in voting power of the stockholders entitled to vote at the Special Meeting, present in person, by remote communication or represented by proxy, may adjourn the Special Meeting to another time or place.
How can I find out the results of the voting at the Special Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Special Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1
APPROVAL OF THE REVERSE STOCK SPLIT
Our board of directors has approved an amendment to our Certificate of Incorporation to combine the outstanding shares of our common stock into a lesser number of outstanding shares (a “Reverse Stock Split”). If approved by the stockholders as proposed, the board of directors would have the sole discretion to effect the Reverse Stock Split, if at all, within one (1) year of the date the proposal is approved by stockholders and to fix the specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-sixteen (1-for-16) split. The board of directors has the discretion to abandon the amendment and not implement the Reverse Stock Split. We believe that enabling the board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.
In fixing the ratio, the board of directors may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Capital Market; the number of shares of our common stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.
The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our certificate of incorporation with the Secretary of State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of Delaware, the board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed. If implemented, the Reverse Stock Split will have the effect of decreasing the number of shares of our common stock issued and outstanding. Because the number of authorized shares of our common stock will not be reduced in connection with the Reverse Stock Split, the Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock available for issuance in the future.
The proposed form of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. Any amendment to our certificate of incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the board of directors, within the range approved by our stockholders.
Reasons for the Reverse Stock Split
Our primary reason for recommending the Reverse Stock Split is to increase the bid price of our common stock to regain compliance with the continued listing requirements of the Nasdaq Capital Market.
On April 11, 2024, we received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we no longer met the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”) because the closing bid price for our common stock was less than $1.00 for the previous 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until October 8, 2024 (the “Initial Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. The Company did not regain compliance with the Bid Price Requirement by the Initial Compliance Date.
On October 17, 2024, Nasdaq notified us that we were eligible for an additional 180 calendar day period, or until April 7, 2025 (the “Extended Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. Nasdaq’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the Minimum Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if required.
Our board of directors strongly believes that the Reverse Stock Split is necessary to maintain our listing on the Nasdaq Capital Market. Accordingly, our board of directors has approved resolutions to effect the Reverse Stock Split and directed that it be submitted to our stockholders for adoption and approval at the Special Meeting.
Failure to approve the Reverse Stock Split may potentially have serious, adverse effects on us and our stockholders. Our common stock could be delisted from the Nasdaq Capital Market because shares of our common stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with the minimum bid price requirement. Our shares may then trade on the OTCQX® Best Market, OTCQB® Venture Market or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our common stock.

Potential Effects of the Reverse Stock Split
Generally
The Reverse Stock Split may make our common stock more attractive and cost-effective investment to a broader range of investors, which in turn would enhance the liquidity of the holders of common stock. For example, the current market price of our common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing our common stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in investors paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.
The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest or any stockholder’s proportionate voting power, except that as described below under “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.
The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.
Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. In addition, notwithstanding the decrease in the number of outstanding shares that will result if the reverse stock split is effected, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act, however, the Company continues to explore all available strategic options.
If the Reverse Stock Split is effected, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.
After Each Reverse Split Ratio
The following table contains the approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a one-for-five (1:5) to one-for-sixteen (1:16) Reverse Stock Split, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities, as of December 31, 2024.

	Current	1:5	1:10	1:16 (4)
Common Stock Authorized (1)	300,000,000	300,000,000	300,000,000	300,000,000
Common Stock Issued and Outstanding	7,255,277	1,451,056	725,528	453,455
Number of Shares of Common Stock Reserved for Issuance (2)	98,276,546	19,655,310	9,827,655	6,142,285
Number of Shares of Common Stock Authorized but Unissued and Unreserved	194,468,177	278,893,634	289,446,817	293,404,260
Price per share, based on the closing price of our Common Stock on December 31, 2024 (3)	$ 0.377	$ 1.89	$ 3.77	$ 6.03

(1)	The Reverse Split will not have any impact on the number of shares of common stock we are authorized to issue under our Charter.
(2)
Current consists of: (i) 980,692 shares of common stock issuable upon exercise of stock options, at a weighted-average exercise price of $17.39 per share; (ii) 1,684,118 shares of common stock issuable upon exercise of warrants issued by the Company, at a weighted average price of $24.16 per share; (iii) 321,449 shares of our common stock reserved for future option and/or restricted stock unit issuance; (iv) 86,381,874 shares of our common stock issuable upon the conversion of outstanding Preferred Stock; (v) 5,508,413 shares of our common stock that are available for future issuance of Preferred Stock; (vi) 2,100,000 shares of our common stock issuable upon the conversion of convertible notes (including future accrued interest) held by EW Healthcare Partners, LP and EW Healthcare Partners-A, LP; and (vii) 1,300,000 shares of our common stock issuable upon the conversion of convertible notes (including future accrued interest) held by Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP;

(3)
The price per share indicated reflects solely the application of the approved split ratios to the closing price of our common stock on December 31, 2024. Assumed trading price of our common stock post-Reverse Split has been rounded to two decimal places.

(4)	The Reverse Split will only be consummated at a ratio in which the Company will continue to satisfy the Nasdaq continued listing requirements.
Effect on Authorized Shares of Common Stock
The Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock because the number of authorized shares of our common stock will not be reduced. The effect of the relative increase in the amount of authorized and unissued shares of our common stock would allow us to issue additional shares of common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated.
The increase in authorized shares of our common stock will not have any immediate effect on the rights of existing stockholders. However, because our stockholders do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, and the voting rights of stockholders and could have a negative effect on the price of our common stock.
Disadvantages to an increase in the number of authorized shares of common stock may include: stockholders may experience further dilution of their ownership; stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders; the additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding; the issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the board of directors. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequence.
Effect on Par Value of our Common Stock
The Reverse Stock Split will not affect the par value of our common stock, which will remain at $0.0001.
Effect on Warrants, and Convertible or Exchangeable Securities
If the Reverse Stock Split is effected, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of outstanding warrants, and convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of our common stock. This will result in approximately the same aggregate price being required to be paid under such securities upon exercise, exchange or conversion, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately adjusted based on the Reverse Stock Split ratio, subject to our treatment of fractional shares.
Effect on Preferred Stock
The Reverse Stock Split will not affect the authorized number or par value of our preferred stock, which will remain at 10,000,000 and $0.0001, respectively. We currently have four series of preferred stock issued and outstanding, which are designated as: (1) voting convertible preferred stock, (2) senior convertible preferred stock, (3) Series X convertible preferred stock, and (4) Series Y convertible preferred stock.
The voting convertible preferred stock will convert into shares of common stock on a one for 2/3 basis (the “Voting Convertible Preferred Converted Stock Equivalent Amount”) (i) at the option of an Investor upon delivery of a valid conversion notice to the Company or (ii) at the option of the Company within 30 days following the earlier to occur of the date on which the volume-weighted average price of the common stock has been greater than or equal to $18.75 for 30 consecutive trading days and (b) the date on which the Company has reported two consecutive fiscal quarters of positive cash flow. If the Reverse Stock Split is effected, the Voting Convertible Preferred Converted Stock Equivalent Amount with respect to shares of preferred stock issued and outstanding before the Reverse Stock Split, will be proportionately adjusted.
The foregoing summary is qualified in its entirety by the terms of the certificate of designations of voting convertible preferred stock, which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 18, 2022.
The senior convertible preferred stock will convert into shares of common stock on a one for 2 and 2/3 basis (the “Senior Convertible Preferred Converted Stock Equivalent Amount”) (i) at the option of an Investor upon delivery of a valid conversion notice to the Company or (ii) upon the occurrence of a “Mandatory Conversion Trigger” (as defined in the Senior Convertible CoD (as defined below)), the Company may, in its sole discretion within 30 days following the occurrence of the Mandatory Conversion Trigger, elect that all (but not less than all) of the outstanding shares of senior convertible preferred stock be converted. If the Reverse Stock Split is effected, the Senior Convertible Preferred Converted Stock Equivalent Amount with respect to shares of preferred stock issued and outstanding before the Reverse Stock Split, will be proportionately adjusted.
The foregoing summary is qualified in its entirety by the terms of the certificate of designations of senior convertible preferred stock (the “Senior Convertible CoD”), which is filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on May 15, 2023.
The Series X preferred stock will convert into shares of common stock on a one for ten basis (the “Series X Converted Stock Equivalent Amount”) at the option of an Investor upon delivery of a valid conversion notice to the Company. If the Reverse Stock Split is effected, Series X Converted Stock Equivalent Amount with respect to shares of preferred stock issued and outstanding before the Reverse Stock Split, will be proportionately adjusted.
The foregoing summary is qualified in its entirety by the terms of the certificate of designations of Series X preferred stock, which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on October 5, 2023.
The Series Y preferred stock will convert into shares of common stock on a one for one hundred basis (the “Series Y Preferred Converted Stock Equivalent Amount”) (i) at the option of an Investor upon delivery of a valid conversion notice to the Company or (ii) automatically, in the event that the Company effectuates an equity financing transaction that satisfies the following conditions (a) no less than $30,000,000 in gross cash proceeds is raised in such equity financing; (b) the Company issues in such equity financing (i) common stock or (ii) preferred stock that is convertible into common stock; and (c) upon (i) the completion of such equity financing (in the case of an equity financing in which the Company issues common stock) or (ii) the conversion of all of such preferred stock (in the case of an equity financing in which the Company issues preferred stock), the holders and their affiliates beneficially own at least as much common stock as has been purchased in such equity financing. If the Reverse Stock Split is effected, the Series Y Preferred Converted Stock Equivalent Amount with respect to shares of preferred stock issued and outstanding before the Reverse Stock Split, will be proportionately adjusted.
The foregoing summary is qualified in its entirety by the terms of the certificate of designations of Series Y preferred stock, which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on May 28, 2024.
Effect on our Equity Incentive Plan and Outstanding Awards
We previously granted stock options and other awards under our 2019 Incentive Award Plan (the “2019 Plan”), 2017 Employee Stock Purchase Plan (the “ESPP”), 2015 Equity Incentive Plan (the “2015 Plan”) and our Venus Concept Ltd. 2010 Israeli Employee Share Option Plan (the “2010 Plan”, and together with the 2019 Plan, ESPP and 2015 Plan, the “Plans”). As of December 31, 2024, there were approximately 564,193 shares of common stock subject to outstanding awards granted under the 2019 Plan, ESPP, 2015 and 2005 in aggregate and approximately 286,752 shares remained available under the 2019 Plan for future awards. As of December 31, 2024, there were approximately 124,383 shares of common stock subject to outstanding awards under the 2010 Plan and approximately 34,697 shares remained available under the 2010 Plan for future awards. We also have 293,335 incentive option grants outstanding which were made outside of our incentive and option plans.

The Plans provide that in the event of a stock split or reverse stock split, the number of shares subject thereto (i) each right to shares granted pursuant to the Plans and the underlying common shares and (ii) outstanding awards, will each be appropriately and proportionately adjusted. Accordingly, if the reverse stock split is effected, these proportionate adjustments will be effected.
The foregoing summary is qualified in its entirety by the terms of the respective Plans, which were filed as Exhibits 10.14, 10.20, 10.22, 10.25, respectively, to our Annual Report on Form 10-K filed with the SEC on April 1, 2024.
Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split. Instead, record holders of our common stock who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.
Procedure for Implementing the Reverse Stock Split
If our stockholders approve this proposal, and if our board of directors determines that it is in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split, we will file the amendment to our certificate of incorporation with the Secretary of State of Delaware to effect the Reverse Stock Split. As of the effective time of the Reverse Stock Split, each stock certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
Holders of Certificated Shares of Common Stock
If the Reverse Stock Split is effected, stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender their certificate(s) representing pre-split shares of our common stock to our transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Stock Split common stock. No certificates representing post-split shares of our common stock will be issued to a stockholder until such stockholder has surrendered to our transfer agent all their certificates representing their pre-split shares, together with a properly completed and executed letter of transmittal. No stockholder will be required to pay a transfer or other fee to exchange their certificates representing pre-split shares of our common stock. Until surrendered, we will deem certificates representing pre-split shares of our common stock to be cancelled and only to represent the number of whole shares of post-split shares of our common stock to which these stockholders are entitled, subject to the treatment of fractional shares. If a certificate representing pre-split shares of our common stock bears a restrictive legend, the certificate issued in exchange therefor will bear the same restrictive legend. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so.
Beneficial Owners
If the Reverse Stock Split is effected, we intend to treat shares held by stockholders through a bank, broker, or other nominee in the same manner as shares held by stockholders of record. Banks, brokers, and other nominees will be instructed to effect the Reverse Stock Split for beneficial owners holding our common stock in street name. However, these banks, brokers, and other nominees may have different procedures for processing the Reverse Stock Split than for stockholders of record. Stockholders who hold shares of our common stock in street name and who have questions in this regard are encouraged to contact their banks, brokers, or other nominees.
Registered “Book-Entry” Holders of Common Stock
If the Reverse Stock Split is effected, stockholders who hold their shares of our common stock electronically in book-entry form with our transfer agent will not need to take action (i.e., the exchange will be automatic) to receive their shares of post-reverse stock split common stock.
Accounting Matters
The Reverse Stock Split will not affect the per share par value of our common stock. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet, in the aggregate, will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following paragraphs are intended as a summary of certain U.S. federal income tax consequences to U.S. Holders (as defined below) with respect to the Reverse Stock Split, if effected. This summary does not attempt to describe all possible federal or other tax consequences of such actions nor does it address the particular circumstances of any U.S. Holder of shares of the Company’s common stock. In addition, it does not describe any state, local or non-U.S. tax consequences.
The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of shares of the Company’s common stock that are U.S. Holders (as defined below) who hold such stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for federal income tax purposes. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. In addition, except as specifically set forth below, this discussion does not discuss applicable tax reporting requirements.
This discussion does not address all aspects of federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, underwriters, or other financial institutions; (iii) tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) S corporations (and shareholders therein); (viii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (ix) holders whose “functional currency” is not the U.S. dollar; (x) persons holding shares of the Company’s common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other integrated transaction; (xi) persons who acquire shares of the Company’s common stock in connection with employment or other performance of services including pursuant to the exercise of compensatory stock options or the vesting of restricted shares of the Company’s common stock; (xii) persons who hold shares of the Company’s common stock as qualified small business stock within the meaning of Section 1202 of the Code; (xiii) U.S. expatriates or former long-term residents of the U.S.; (xiv) holders which own, have owned or will own (directly, indirectly or by attribution) 10% or more of the total vote or value of the Company’s stock; (xv) holders that are subject to special tax accounting rules; or (xvi) holders that hold their common shares in connection with a trade or business, permanent establishment, or fixed base outside the United States or that are otherwise subject to taxing jurisdictions other than, or in addition to, the U.S. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the Reverse Stock Split.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of the Company’s common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the Reverse Stock Split. This summary does not discuss any U.S. federal income tax consequences applicable to holders of voting preferred stock, warrants or any other convertible or exchangeable Company securities. Holders of voting preferred stock, warrants or any other convertible or exchangeable Company securities should consult their own tax advisors regarding the U.S. federal, state and local and non-U.S. tax consequences of the Reverse Stock Split and any related transactions to them in light of their own particular circumstances.

The Company has not sought, and will not seek, an opinion of legal counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the Reverse Stock Split and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of the Company’s common stock that for U.S. federal income tax purposes is: (i) a citizen or individual resident of the United States; (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person.
This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not such transactions are undertaken in connection with the Reverse Stock Split).
The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1) (E) of the Code and/or a tax-deferred exchange pursuant to Section 1036 of the Code for U.S. federal income tax purposes. Provided the Reverse Stock Split qualifies as a “recapitalization” within the meaning of Section 368(a)(1) (E) of the Code and/or a tax-deferred exchange pursuant to Section 1036 of the Code for U.S. federal income tax purposes, a U.S. Holder generally should not recognize gain or loss upon the receipt of the Company’s common stock in the Reverse Stock Split except with respect to any additional fractions of a share of the Company’s common stock received as a result of the rounding up of any fractional shares that would otherwise be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of the Company’s common stock in lieu of a fractional share, a U.S. Holder’s aggregate tax basis in the shares of the Company’s common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Company’s common stock surrendered, and such U.S. Holder’s holding period in the shares of the Company’s common stock received should include the holding period in the shares of the Company’s common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of the Company’s common stock surrendered to the shares of the Company’s common stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of the Company’s common stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.
As described above under “Fractional Shares,” no fractional shares of the Company’s common stock will be issued as a result of the Reverse Stock Split. Instead, if the Reverse Stock Split would result in a U.S. Holder receiving fractional shares, the number of shares to be issued to such U.S. Holder will be rounded up to the nearest whole share. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of the Company’s common stock are not clear. A U.S. Holder who receives one whole share of the Company’s common stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. The Company is not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the Reverse Stock Split.
Interests of Directors and Executive Officers
None of the Company’s directors or executive officers have any substantial interest, directly or indirectly, in this proposal except to the extent of their ownership of shares of the Company’s common stock.
No Appraisal Rights
Stockholders are not entitled to rights of appraisal with respect to this proposal.

Required Vote and Recommendation
Stockholders may vote for, against, or abstain from voting on the approval of the Reverse Stock Split. The Reverse Stock Split proposal will be approved if it receives the affirmative vote of a majority of the shares of the Company’s common stock and preferred stock, voting together as a single class, present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions and broker non-votes will effectively count as votes against the Reverse Stock Split proposal. Failures to vote will also effectively count as votes against the Reverse Stock Split proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REVERSE
STOCK SPLIT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of December 31, 2024, for:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each named executive officer;
•	each of our directors; and
•	all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock (i) subject to options and/or warrants that are currently exercisable or exercisable within 60 days of December 31, 2024 or (ii) convertible from other classes of our nonvoting securities within 60 days of December 31, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the options and/or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The percentage of shares beneficially owned is computed on the basis of 7,255,277 shares of our common stock deemed to be outstanding as of December 31, 2024. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G and other beneficial ownership reports, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Venus Concept Inc., 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8.

Name of Beneficial Owner	Common Stock	Securities Exercisable within 60 days	Amount and Nature of Beneficial Ownership	Percent of Class
5% or Greater Stockholder (other than directors and executive officers)
EW Healthcare Partners, L.P. and related investment entities (1)	5,280,050	—	5,280,050	46.13%
Madryn Asset Management and related investment entities (2)	1,450,330	—	1,450,330	16.88%
Saudi Economic and Development Securities Company and related investment entities (3)	386,570	—	386,570	5.25%
HealthQuest Partners II, L.P. and related investment entities (4)	744,106	—	744,106	9.86%
Named Executive Officers, Executive Officers and Directors:
Rajiv De Silva (5)	193,337	13,750	207,087	2.81%
Domenic Della Penna (6)	58,325	1,042	59,367	*
Ross Portaro (7)	37,523	1,530	39,053	*
Hemanth Varghese (8)	53,334	4,583	57,917	*
Anna Georgiadis (9)	25,673	522	26,195	*
Michael Mandarello (10)	21,944	668	22,612	*
William McGrail (11)	11,004	473	11,477	*
Scott Barry (1)(12)	5,280,050	—	5,280,050	46.13%
Louise Lacchin (13)	8,680	—	8,680	*
Fritz LaPorte (14)	10,090	105	10,195	*
Tony Natale (15)	9,129	105	9,234	*
Keith Sullivan (16)	14,963	—	14,963	*
Stanley Tyler Hollmig (17)	22,668	70	22,738	*
Directors and officers as a group (13 Individuals)	5,746,720	22,848	5,769,568	48.96%

*	Less than 1.0%.
(1)
Represents (i) 1,047,065 shares of common stock and 1,835,065 preferred shares (convertible to 2,009,599 shares of common stock) held by EW Healthcare Partners, L.P., or EWHP, (ii) 42,126 shares of common stock and 73,830 preferred shares (convertible to 80,854 shares of common stock) held by EW Healthcare Partners-A, L.P., or EWHP-A, (iii) 1,752,195 shares of common stock issuable upon conversion of convertible notes held by EWHP, (iv) 70,493 shares of common stock issuable upon conversion of convertible notes held by EWHP-A and (v) 7,718 stock options held by EWHP that were fully vested as of December 31, 2024, each of which have the sole voting and investment power with respect to their respective shares of common stock. The shares of common stock shown to be beneficially owned excludes (a) 2,991,464 EW shares of common stock issuable upon conversion of preferred stock held by EWHP, and (b) 120,352 shares of common stock issuable upon conversion of preferred stock held by EWHP-A, as such conversions cannot occur within 60 days after December 31, 2024 due to limitations on convertibility imposed by the rules and regulations of the Nasdaq Capital Market. Essex Fund IX GP, the general partner of EWHP and EWHP-A, may also be deemed to have sole voting and investment power with respect to such shares of common stock. Essex Fund IX GP disclaims beneficial ownership of such shares of common stock except to the extent of its pecuniary interest therein. Essex IX General Partner, the General Partner of Essex Fund IX GP, may also be deemed to have sole voting and investment power with respect to such shares of common stock. Essex IX General Partner disclaims beneficial ownership of such shares of common stock except to the extent of its pecuniary interest therein. Martin P. Sutter, Scott Barry, Ronald W. Eastman, an individual, Petri Vainio and Steve Wiggins are each a manager and collectively the managers of Essex IX General Partner. Each of the managers may be deemed to exercise shared voting and investment power with respect to such shares. Each manager disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein. Scott Barry is a member of the Company’s board of directors. Also reflects 259,558 shares of common stock issuable upon the exercise of warrants held by EWHP, and 10,442 shares issuable upon the exercise of warrants held by EWHP-A. As of December 31, 2024, no stock options will vest within 60 days of December 31, 2024. The principal address of EWHP, EWHP-A, Essex IX FUND GP, Essex IX General Partner and each of the Managers is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.
(2)
Represents (i) 41,455 shares of common stock held by Madryn Health Partners, LP, referred to herein as “MHP” (ii) 4,438 shares of common stock issuable upon the exercise of warrants held by MHP, (iii) 490,726 shares of common stock issuable upon the exercise of Series X preferred stock by MHP, (iv) 70,586 shares of common stock held by Madryn Health Partners (Cayman Master), LP, referred to herein as “MHP-C,” (v) 7,558 shares of common stock issuable upon the exercise of warrants held by MHP-C, and (vi) 835,567 shares of common stock issuable upon the exercise of Series X preferred stock by MHP-C, The shares of common stock shown to be beneficially owned excludes (a) 582,034 shares of common stock issuable upon conversion of Series X preferred stock and 28,881,100 shares of common stock issuable upon conversion of Series Y preferred stock held by MHP, (b) 417,810 shares of common stock issuable upon conversion of convertible notes held by MHP, (c) 991,033 shares of common stock issuable upon conversion of Series X preferred stock and 49,175,800 shares of common stock issuable upon conversion of Series Y preferred stock held by MHP-C, and (d) 711,406 shares of common stock issuable upon conversion of convertible notes held by MHP-C, as such conversions cannot occur within 60 days after December 31, 2024 due to limitations on convertibility imposed by the rules and regulations of the Nasdaq Capital Market. Each of MHP and MHP-C have sole voting and investment power with respect to such respective shares of common stock. Madryn Health Advisors, LP, referred to herein as “MHA” the general partner of MHP and MHP-C, may also be deemed to have sole voting and investment power with respect to such shares of common stock. Madryn Asset Management, L.P., referred to herein as “MAM”, the investment advisor of MHP and MHP-C, may also be deemed to have sole voting and investment power with respect to such shares of common stock. The principal address of MHP, MHP-C, MHA, MAM and each of the above-referenced individuals is c/o Madryn Asset Management, L.P., 330 Madison Avenue – Floor 33, New York, NY 10017.

(3)
Represents (i) 116,285 shares of common stock held by SC Venus Opportunities Limited, (ii) 103,083 shares of common stock held by SC Venus US Limited, (iii) 54,202 shares of common stock and warrants that may be exercised for 33,000 shares of common stock held by SEDCO Capital Cayman Limited, and (iv) warrants that may be exercised for 80,000 shares of common stock held by SEDCO Capital Global Funds-SC Private Equity Global Fund IV. Saudi Economic and Development Securities Company is the investment manager of SC Venus US Limited, SC Venus Opportunities Limited and SEDCO Capital Global Funds-SC Private Equity Global Fund IV and may be deemed to beneficially own securities held by SC Venus US Limited or SC Venus Opportunities Limited or SEDCO Capital Global Funds-SC Private Equity Global Fund IV. Saudi Economic and Development Securities Company is the parent of SEDCO Capital Cayman Limited and may be deemed to beneficially own securities held by SEDCO Capital Cayman Limited. The principal address of SEDCO Capital Cayman Limited is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The principal address of SC Venus US Limited and SC Venus Opportunities Limited is PO Box 709, Willow House, Cricket Square, Grand Cayman E9 KY1-1107. The principal address of SEDCO Capital Global Funds – SC Private Equity Global Fund IV is 5 Rue Jean Monnet, Luxembourg N4 L-2180.

(4)
Represents 453,043 shares of common stock and 335,000 preferred shares (convertible to 223,345 shares of common stock) held by HealthQuest. HealthQuest Venture Management II, L.L.C., or HealthQuest Management, is the general partner of HealthQuest and HealthQuest Management may be deemed to have voting and dispositive power over the shares held by HealthQuest. Garheng Kong was a member of the Company’s board of directors until his resignation on December 2, 2024. Dr. Kong is the managing member of HealthQuest Management and as such, may be deemed to exercise shared voting and investment power with respect to such shares. Dr. Kong is also the Managing Partner and controlling member of HealthQuest Capital Management Company, LLC, the general partner of HealthQuest Capital Management, L.P., or HQCM, and may be deemed to have sole voting and dispositive power with respect to the options held of record by HQCM. Dr. Kong disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein. Also includes 60,000 shares issuable upon exercise of warrants which were exercisable beginning September 16, 2020. As of December 31, 2024, 7,718 stock options were fully vested and no stock options that will vest within 60 days of December 31, 2024. The address for HealthQuest is 1301 Shoreway Road, Suite 350, Belmont California 94002.

(5)	Represents 83,334 shares of common stock and 110,003 stock options which were fully vested and 13,750 stock options which will vest within 60 days of December 31, 2024.
(6)	Represents 10,093 shares, and 48,232 stock options which were fully vested and 1,042 stock options which will vest within 60 days of December 31, 2024.
(7)	Represents 8,932 shares, and 28,591 stock options which were fully vested and 1,530 stock options which will vest within 60 days of December 31, 2024.
(8)	Represents 16,667 shares of common stock and 36,667 stock options which were fully vested and 4,583 stock options which will vest within 60 days of December 31, 2024.
(9)	Represents 1,712 shares of common stock, 23,961 stock options that were fully vested and 522 stock options that will vest within 60 days of December 31, 2024.
(10)	Represents 1,491 shares of common stock, 20,453 stock options that were fully vested and 668 stock options that will vest within 60 days of December 31, 2024
(11)	Represents 519 shares of common stock, 10,485 stock options that were fully vested and 473 stock options that will vest within 60 days of December 31, 2024.

(12)
As of December 31, 2024, 7,718 stock options were fully vested and no stock options that will vest within 60 days of December 31, 2024. Also includes 270,000 shares issuable upon the exercise of warrants which were exercisable beginning September 16, 2020.

(13)	As of December 31, 2024, 8,680 stock options were fully vested and no additional stock options that will vest within 60 days of December 31, 2024.
(14)	As of December 31, 2024, 10,090 stock options were fully vested and 105 additional stock options will vest within 60 days of December 31, 2024.
(15)	Represents 9,129 stock options which were fully vested as of December 31, 2024. 105 additional stock options will vest within 60 days of December 31, 2024.
(16)	Represents 8,277 shares and 6,686 stock options which were fully vested and no additional stock options that will vest within 60 days of December 31, 2024.
(17)	Represents 19,334 shares and 3,334 stock options which were fully vested and 70 additional stock options which will vest within 60 days of December 31, 2024.

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are Venus Concept stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, you may (1) notify your broker or (2) direct your written request to: General Counsel and Corporate Secretary, 235 Yorkland Blvd. Suite 900, Toronto, Ontario M2J 4Y8. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker or the Company, as applicable. In addition, we will promptly deliver, upon written or oral request to Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, a separate copy of the Proxy Statement or Proxy Card to a stockholder at a shared address to which a single copy of the documents was delivered.
Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act, which might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.
Other Matters
As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Special Meeting and is unaware of any matters to be presented by other parties.
If other matters are properly brought before the Special Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

By Order of the Board of Directors

Rajiv De Silva
Chief Executive Officer

January 10, 2025

APPENDIX A
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
VENUS CONCEPT INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:
FIRST: The name of the Corporation is Venus Concept Inc. (the “Corporation”).
SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 22, 2002 under the name Restoration Robotics, Inc. and such Certificate of Incorporation was amended on November 7, 2019.
THIRD: The Board of Directors (the “Board”) of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:
1.	Article IV of the Certificate of Incorporation of the Corporation, as presently in effect, is hereby amended by deleting Section 3 in its entirety and replacing it with the following Section 3:
Section 3. Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, the shares of the Corporation’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be combined into a smaller number of shares such that each [•] ([•]) shares of issued and outstanding Common Stock immediately prior to the Effective Time are combined into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.0001 per share. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the combination, following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder), will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. In any event, cash will not be paid for fractional Common Stock.
Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined, provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined.
FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this    day of   , 20  .

By:
Authorized Officer

Title:
Name:
Print or Type
A-1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 13, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VERO2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 13, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60433-S04330

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VENUS CONCEPT INC. (the "Company")

The Board of Directors recommends you vote FOR proposal 1:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Proxy Statement is available at www.proxyvote.com.

V60434-S04330

VENUS CONCEPT INC.
Special Meeting of Stockholders
February 14, 2025 8:30 AM, Eastern Daylight Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Rajiv De Silva and Domenic Della Penna, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of VENUS CONCEPT INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:30 AM Eastern Daylight Time on February 14, 2025, via the Internet at www.virtualshareholdermeeting.com/VERO2025SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side